UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2018

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

400 Connell Drive, Suite 5000, Berkeley Heights, NJ	07922
Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code

(908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.
Submission of Matters to a Vote of Security Holders.

The Company’s 2018 annual meeting of stockholders was held on December 11, 2018. At the meeting, stockholders elected the following six members to the Company’s Board of Directors for a term expiring at the annual meeting of stockholders in 2019, based on the following votes:

Member	For	Withheld	Broker Non-Votes
Khoso Baluch	17,078,603	3,399,817	61,188,542
Janet Dillione	18,911,474	1,566,946	61,188,542
Gary Gelbfish	19,603,724	874,696	61,188,542
Myron Kaplan	17,707,417	2,771,003	61,188,542
Mehmood Khan	18,847,399	1,631,021	61,188,542
Steven Lefkowitz	19,667,027	811,393	61,188,542

Also, at the meeting, stockholders approved on a non-binding advisory basis the Company’s executive compensation. The vote for such approval was 17,269,019 shares for, 2,931,056 shares against, 278,345 shares abstaining and 61,188,542 broker non-votes.

Finally, at the meeting, stockholders also ratified the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The vote for such approval was 80,445,413 shares for, 862,828 shares against, 358,721 shares abstaining and no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: December 11, 2018	By:	/s/ Robert W. Cook
Name Robert W Cook
Title Chief Financial Officer